Exhibit 99.1

OneWater Marine Inc. Signs Definitive Agreement to Acquire Harbor View Marine
Acquisition strengthens presence in the Florida Gulf Coast Market

BUFORD, GA, October 11, 2022 - OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) announced today that it has signed a definitive agreement to acquire Harbor View Marine, one of the Gulf Coast’s largest locally owned dealerships. The acquisition will further expand the Company’s footprint on the Gulf Coast and is expected to enhance new and pre-owned boat sales, finance, and parts and services offerings. The transaction is expected to close in the first quarter of fiscal 2023.

“Harbor View Marine brings aboard a suite of iconic brands and a loyal, local following. These characteristics are quintessential for portfolio expansion at OneWater,” said Austin Singleton, Chief Executive Officer for OneWater. “OneWater’s focus on strategic growth remains steadfast and parallels our customers’ desire to explore new products and brands. With a well-respected name in the region and a one-stop-shop suite of offerings, Harbor View will be a natural fit with the OneWater family.”

Harbor View Marine is a family-owned and operated business with an on-water marina in Pensacola, FL and roadside location in Orange Beach, AL, offering leading brands such as NauticStar, Jeanneau, G3, and Bayliner. In addition to new and used boat sales, Harbor View Marine offers service and repair from certified technicians, parts and accessories, hi/dry boat storage, and a boat club to Gulf Coast boaters. Harbor View Marine generated approximately $21 million in sales over the past twelve months.

Darrell Robinson, co-owner of Harbor View Marine, said, “We pride ourselves on our rock-solid reputation and providing excellent service, support and satisfaction with a staff that understands all aspects of the business. We look forward to working with OneWater and continuing that legacy.”

About OneWater Marine Inc.
OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 98 retail locations, 12 distribution centers / warehouses and multiple online marketplaces in 20 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, acquisitions, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: weather, political, economic and market conditions; effects of industry wide supply chain challenges and our ability to maintain adequate inventory; changes in demand for our products and services, the seasonality and volatility of the boat industry; our acquisition and business strategies; the inability to comply with the financial and other covenants and metrics in our credit facilities; cash flow and access to capital; effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business; risks related to the ability to realize the anticipated benefits of any proposed or recent acquisitions within the anticipated timeframe or at all, including the risk that proposed or recent acquisitions will not be integrated successfully; the timing of development expenditures; and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.